UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2005

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Executive Officer Base Compensation

On February 10, 2005, the Compensation & Organization Committee (the “Committee”) of the Board of Directors of Avista Corporation (“Avista Corp.” or the “Company”) approved new base compensation, effective March 1, 2005, for executive officers of Avista Corp. Base compensation for each executive officer who is expected to be a named executive officer (“NEO”) in Avista Corp.’s Proxy Statement for the annual meeting of shareholders to be held on May 12, 2005 (the “2005 Proxy Statement”) is included in the Avista Corporation 2005 NEO Base Compensation Table, which is filed as exhibit 10.1.

Executive Incentive Compensation Plan

The 2004 Executive Incentive Compensation Plan provided the opportunity for executive officers to earn annual cash awards based on meeting certain corporate and utility performance measures. The Committee established the target amount as a specified percentage of each executive officer’s base compensation. The target bonus percentages were set from 40 percent to 90 percent of base compensation depending on position, but the amount paid could be more or less than the target amounts depending on the Company’s performance. In the event that certain corporate and utility performance goals were achieved, executive officers would have been entitled to receive the full cash award. In the event that those performance goals were exceeded, executive officers would have been entitled to receive up to 150 percent of their target bonus percentage.

The 2004 Executive Incentive Compensation Plan was designed to focus each executive officer on the Company’s financial strategic goals. For 2004, the Committee approved a plan with targets based on utility operations and maintenance cost per customer, as well as corporate and utility earnings per share. The plan had three independent funding triggers: (1) customer satisfaction, (2) electric reliability, and (3) capital expenditures. The funding triggers, if met, would create the incentive pool from which cash awards would be paid. The plan also had three financial performance targets: (1) corporate earnings per share, (2) utility earnings per share, and (3) operations and maintenance cost per customer. For cash awards to be paid, the Company had to meet at least one of the funding triggers and at least one financial performance target. However, the Committee retains the discretion to fund more or less than the amount calculated based on the funding triggers and levels of financial performance.

On February 10, 2005, the Committee approved the payment of discretionary cash awards to the executive officers of Avista Corp. for 2004 performance in accordance with the Executive Incentive Compensation Plan. Discretionary cash awards for each executive officer who is expected to be a NEO in the 2005 Proxy Statement are included in the Avista Corporation 2004 NEO Incentive Compensation Table, which is filed as exhibit 10.2. Discretionary cash awards were granted based on the Company meeting funding triggers for customer satisfaction and electric reliability as well as the Committee’s overall assessment of management’s progress towards strategic objectives. The Company also met threshold levels for the financial performance target of operations and maintenance cost per customer. The Company missed the funding trigger for capital expenditures by 1 percent and did not meet the threshold levels for the financial performance targets of corporate earnings per share and utility earnings per share.

On February 10, 2005, the Committee established the criteria for cash award opportunities for the 2005 Executive Incentive Compensation Plan. The target bonus percentages, funding triggers and financial performance measures remain the same as the 2004 Executive Incentive Compensation Plan, but the financial targets have been updated to reflect the 2005 corporate goals.

Long-Term Incentive Plan

On February 10, 2005, the Committee approved the granting of performance shares to executive officers under the Company’s Long-Term Incentive Plan. Performance share grants for each executive officer who is expected to be a NEO in the 2005 Proxy Statement are included in the Avista Corporation 2005 NEO Performance Share Grants Table, which is filed as exhibit 10.3.

Beginning in 2003, the Committee decided to grant performance shares instead of stock options. Each executive officer is entitled to receive a certain level of performance shares in three years, if performance goals are attained. The performance share awards provide a clear link to the long-term interests of shareholders by providing performance shares based on the Company achieving certain relative shareholder return targets as measured against the S&P 400 MidCap Utilities Index over a three-year period. The award payment is determined at the end of the three-year performance cycle and will be payable at the Company’s option in either cash or Avista Corp. Common Stock.

The stock price for the beginning of the cycle is calculated as the average month-end closing price for the two months prior to the beginning of the performance cycle, and the stock price for the end of the cycle is calculated as the average month-end closing price for the last two months of the three-year performance cycle. The number of performance shares paid to executive officers at the end of the three-year cycle will range from 0 to 150 percent of the grant depending on the Company’s three-year total shareholder return compared to the returns reported in the S&P 400 MidCap Utilities Index. To receive 100 percent of the award, the Company must perform at the 55th percentile among the S&P 400 MidCap Utilities Index.

Item 1.02 Termination of a Material Definitive Agreement.

At the February 11, 2005 Board meeting, the directors approved the elimination of the Non-Employee Director Stock Plan with respect to periods after December 31, 2004. Pursuant to Section 13 of the Plan, the Board had the discretion to terminate the Plan at any time. All amounts deferred on or before December 31, 2004 will be preserved and all existing elections with respect to those amounts will remain in effect. In accordance with the Plan as of December 31, 2004, those amounts will be paid when the participant(s) ceases to be a Non-Employee Director of the Company. For years after 2004, directors may elect each year to receive their annual retainer in cash, in Company Common Stock, or in a combination of both cash and Common Stock. The elections will be approved by the full Board at each February Board meeting.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Avista Corporation 2005 NEO Base Compensation Table
10.2	Avista Corporation 2004 NEO Incentive Compensation Table
10.3	Avista Corporation 2005 NEO Performance Share Grants Table

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: February 16, 2005	/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President, Chief
Financial Officer and Treasurer